Oportun Fourth Quarter Revenue Up 19 Percent, Full Year Revenue Up 21 Percent
Full Year Net Income of $61.6 Million and Adjusted Net Income of $62.8 Million

SAN CARLOS, CA – February 27, 2020 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun” and the "Company") today reported financial results for the fourth quarter and full year ended December 31, 2019.
“2019 was a very successful year for Oportun as we generated significant growth across both our customer base and aggregate originations, successfully completed our initial public offering, and launched two new products--auto lending and credit card--to support our customers’ financial needs all while achieving strong bottom-line performance,” said Raul Vazquez, CEO of Oportun. “Looking ahead, we will continue to focus on driving strong overall returns through greater Operating Efficiency and scale, while executing on our strategic growth initiatives. We enter 2020 well positioned to continue delivering on our mission to provide inclusive, affordable financial services for our customers.”
Fourth Quarter 2019 Financial Results

•	Total revenue of $165.3M, up 19% year over year ("Y/Y") and Fair Value Pro Forma ("FVPF") Total Revenue of $165.2M, up 20% Y/Y.

•	Net income of $23.2M, down 8% Y/Y and Adjusted Net Income of $26.9M, up 91% Y/Y.

•	Diluted earnings per share ("EPS") of $0.81, down 20% Y/Y, and Adjusted EPS of $0.94, up 52% Y/Y.

•	Adjusted EBITDA of $17.0M, up 12% Y/Y.

•	Annualized Net Charge-Off Rate of 9.0% and 30+ Day Delinquency Rate of 4.0% as of December 31, 2019.

•	Aggregate Originations were $619.3M, up 17% Y/Y and total Managed Principal Balance at End of Period was $2.2B, up 23% Y/Y.
Full Year 2019 Financial Results

•	Total revenue of $600.1M, up 21% Y/Y, and FVPF Total Revenue of $598.4M, up 23% Y/Y.

•	Net Income of $61.6M, down 50% Y/Y, and Adjusted Net Income of $62.8M, up 42%, Y/Y.

•	Diluted earnings per share of $0.40, down 91% Y/Y, and Adjusted EPS of $2.53 up 32% Y/Y.

•	Adjusted EBITDA of $74.3M, flat Y/Y.

•	Annualized Net Charge-Off Rate of 8.3% for the full year-ended December 31, 2019.

•	Aggregate Originations were $2.1B, up 17% Y/Y and total Managed Principal Balance at End of Period was $2.2B, up 23% Y/Y.

Operating Results

Metric	GAAP				Adjusted[1]
	4Q19	4Q18	FY19	FY18	4Q19	4Q18	FY19	FY18
Total revenue	$165.3	$139.0	$600.1	$497.6	$165.2	$137.2	$598.4	$485.0
Net income	$23.2	$25.3	$61.6	$123.4	$26.9	$14.1	$62.8	$44.3
Diluted EPS	$0.81	$1.01	$0.40	$4.47	$0.94	$0.62	$2.53	$1.92
Annualized Net Charge-Off Rate	9.0%	8.1%	8.3%	7.4%	9.0%	8.1%	8.3%	7.4%

Dollars in millions, except net charge-off rate and per share amounts.

1 To facilitate useful measures for period-to-period comparisons of its business, the Company presents key financial information on an adjusted basis, as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. FVPF total revenue and the other adjusted figures are non-GAAP financial measures, which the Company reports in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. See the section entitled “About Non‑GAAP Financial Measures” for an explanation of non‑GAAP measures, and the table entitled “Reconciliation of Non‑GAAP Financial Measures” for a reconciliation of GAAP to non‑GAAP measures.

Fourth Quarter and Full Year 2019 – Financial and Operating Highlights

To facilitate useful measures for period-to-period comparisons of its business, the Company has provided below unaudited financial information for the three- and twelve-month periods ended December 31, 2019 and 2018 on a GAAP basis as well as a Fair Value Pro Forma (“FVPF”) Adjusted basis. The FVPF and adjusted financial results reflect the Company's performance as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued.

Fourth Quarter 2019 Financial Results

Total Revenue and FVPF Total Revenue – Total revenue for the fourth quarter was $165.3 million, increasing 19% compared to the prior-year quarter. FVPF total revenue was $165.2 million for the fourth quarter, up 20% compared to the prior-year quarter. The increase in total revenue and FVPF total revenue was driven by Aggregate Originations in the quarter growing 17% year over year to $619.3 million, and Managed Principal Balance at End of Period growing 23% year over year to $2.2 billion.

Net Income and Adjusted Net Income – Net income was $23.2 million, as compared to $25.3 million in the prior-year quarter. The difference was primarily due to the impact of the Company's transition to fair value accounting in 2018. Adjusted Net Income was $26.9 million, a 91% increase compared to $14.1 million in the prior-year quarter. The increase reflects stronger revenue due to greater originations, better-than-expected credit performance, and an increase in the fair value of the Company's loan portfolio in the fourth quarter based upon longer duration loans, improved lifetime loan losses, lower interest rates and credit spreads as compared to the prior-year quarter, and investments associated with new products and services.

Earnings Per Share and Adjusted EPS – GAAP earnings per share, basic and diluted, were $0.86 and $0.81, respectively, as compared to basic and diluted earnings per share of $1.23 and $1.01, respectively, in the prior-year quarter. Adjusted EPS, which includes convertible preferred stock on an as-converted basis in the common share count and thus all Adjusted Net Income was allocated to common stockholders, was $0.94 as compared to $0.62 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $17.0 million, up from $15.2 million in the prior-year quarter. Adjusted EBITDA as a percentage of FVPF total revenue was 10.3% and 11.0% for the fourth quarter 2019 and 2018, respectively. The lower Adjusted EBITDA Margin compared to the prior-year quarter was primarily due to investments associated with new products and services as well as additional investments in technology, engineering, data science and public company readiness.

Full Year 2019 Financial Results

Total Revenue and FVPF Total Revenue – Total revenue was $600.1 million, increasing 21% compared to the prior full year. FVPF total revenue was $598.4 million, up 23% compared to the prior full year. The increase in total revenue and FVPF total revenue was driven by Aggregate Originations in the year growing 17% year over year to $2.1 billion, and Managed Principal Balance at End of Period growing 23% year over year to $2.2 billion.

Net Income and Adjusted Net Income – Net income was $61.6 million, compared to $123.4 million in the prior full year. The difference was primarily due to the impact of the Company's transition to fair value accounting in 2018. Adjusted Net Income was $62.8 million, a 42% increase compared to $44.3 million in the prior full year. The difference reflects stronger revenue due to greater originations, better-than-expected credit performance, an improvement in loan value in 2019 based upon longer duration loans, improved lifetime loan losses, lower interest rates and credit spreads as compared to 2018, and investments associated with new products and services.

Earnings Per Share and Adjusted EPS – GAAP earnings per share, basic and diluted, was $0.46 and $0.40, respectively, for the full year 2019 as compared to basic and diluted earnings per share of $6.42 and $4.47, respectively, in the prior year. In accordance with GAAP, the Company allocated net income to convertible preferred stockholders due to a beneficial conversion feature triggered upon completion of its initial public offering. Adjusted EPS, which includes convertible preferred stock on an as-converted basis in common share count and thus all Adjusted Net Income was allocated to common stockholders, was $2.53 in 2019 as compared to $1.92 in the prior year.

Adjusted EBITDA – Adjusted EBITDA was $74.3 million, up from $74.3 million in the prior full year. Adjusted EBITDA as a percentage of FVPF total revenue was 12.4% and 15.3% for 2019 and 2018, respectively. The lower Adjusted EBITDA Margin compared to the prior full year was primarily due to investments associated with new products and services as well as additional investments in technology, engineering, data science and public company readiness.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the fourth quarter was 9.0%, compared to 8.1% for the prior-year quarter, and was 8.3% for the full year 2019, compared to 7.4% for the prior full year. Net charge-offs for the year were better than anticipated, and management's credit outlook remains stable.

Delinquency Rate – 30+ Day Delinquency Rates were 4.0% at the end of 2019, compared to 4.0% at the end of the prior year end, consistent with expectations. Delinquency rates converged to the prior year level as credit performance strengthened.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the fourth quarter was 60.8% as compared to 59.9% in the corresponding prior-year quarter. Adjusted Operating Efficiency for the fourth quarter was 57.8%, as compared to 59.4% in the corresponding prior-year quarter. Adjusted Operating Efficiency improved due to strong expense discipline and prudent capital allocation in order to permit investments in new products in the fourth quarter of 2019, as well as additional investments in technology, engineering, data science and public company readiness.

Operating Efficiency for the year was 60.4% as compared to 57.7% in the prior year. Adjusted Operating Efficiency for the year was 57.2%, as compared to 57.8% in the prior year. Adjusted Operating Efficiency improved due to strong expense discipline and prudent capital allocation in order to permit investments in new products, as well as additional investments in technology, engineering, data science and public company readiness.

Return on Equity ("ROE") and Adjusted ROE – ROE for the fourth quarter was 19.5%, compared to 30.3% in the corresponding prior-year quarter.  Adjusted ROE for the fourth quarter was 22.8%, compared to 16.1% in the corresponding prior-year quarter.

ROE for the year was 14.7%, as compared to 43.8% in the prior year. Adjusted ROE for the year was 14.9%, as compared to 13.2% in the prior year.

Funding and Liquidity

As of December 31, 2019, cash and cash equivalents were $72.2 million and restricted cash was $64.0 million. Cash and cash equivalents benefited from the completion of Oportun's initial public offering, which closed on September 30, 2019. FVPF Cost of Debt and FVPF Debt-to-Equity were 4.1% and 3.2x, respectively, for and at the end of 2019 as compared to 3.9% and 3.7x, respectively, for and at the end of the prior year.

Financial Outlook for First Quarter and Full Year 2020

Oportun is providing the following guidance for 1Q 2020 and full year 2020 as follows:

	1Q 2020	Full Year 2020
FVPF total revenue	$163 to $165 million	$725 to $735 million
Adjusted EBITDA	$15 to $17 million	$86 to $92 million
Adjusted Net Income (1)	$5 to $7 million	$68 to $74 million
Adjusted EPS	$0.18 to $0.25	$2.28 to $2.48
Annualized Net Charge-Off Rate	9.1% +/- 10 bps	8.6% +/- 10 bps

(1) Management's guidance assumes the following for 1Q 2020 and FY 2020, respectively:
With respect to 1Q 2020, for loans which are projected to have a weighted average life of 0.80 years, the Company is assuming a March 31, 2020 interpolated LIBOR/Swap rate of 1.40%, based on the forward rates from February 25, 2020. For notes, which have a 3-year original term, the Company interpolates between the forward swap rates. The Company is assuming a March 31, 2020 interpolated LIBOR/Swap rate of 1.35%, based on the forward rates from February 25, 2020.
With respect to FY 2020, for loans which are projected to have a weighted average life of 0.80 years, the Company is assuming a December 31, 2020 interpolated LIBOR/Swap rate of 1.12%, based on the forward rates from February 25, 2020. For notes, which have a 3-year original term, the Company interpolates between the forward swap rates. The Company is assuming a December 31, 2020 interpolated LIBOR/Swap rate of 1.14%, based on the forward rates from February 25, 2020.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss fourth quarter 2019 results at 5:00 p.m. EST (2:00 p.m. PST) today. The dial-in number for the conference call is 877-407-9208 (toll-free) or 201-493-6784 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a replay will be available through Thursday, March 12, 2020, by phone at 844-512-2921 (toll-free) or 412-317-6671 (international), passcode 13698201, and a webcast replay will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Fair Value Pro Forma ("FVPF") results, FVPF total revenue, Adjusted Net Income, Adjusted EBITDA, Adjusted Operating Efficiency, and Adjusted Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies.

About Oportun

Oportun is a mission-driven, technology-powered provider of inclusive, affordable financial services and a certified Community Development Financial Institution. By lending money to hardworking, low-to-moderate income individuals, Oportun helps them move forward in their lives, demonstrate their creditworthiness, and establish the credit history they need to access new opportunities. Oportun operates over 335 retail locations and delivers bilingual (English/Spanish) customer service through retail locations, contact centers, and mobile to customers in twelve states: Arizona, California, Florida, Idaho, Illinois, Missouri, Nevada, New Jersey, New Mexico, Texas, Utah, and Wisconsin.

For more information on Oportun please visit http://www.oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this draft press release, including statements as to future results of operations and financial position, planned products and services, business strategy and plans and objectives of management for future operations of Oportun are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predict,” “potential,” “explore,” outlook,” “continue,” “may,” “seek,” “approximately,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent quarterly report on Form 10-Q or annual report on Form 10-K, and include, but are not limited to, Oportun’s future financial performance, including trends in revenue, Net Revenue, operating expenses, net income, and free cash flow; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun’s ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in Oportun's products and services; and the Oportun’s ability to compete successfully. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Nils Erdmann
650.810.9074
ir@oportun.com

Media Contact
Michael Azzano
Cosmo PR for Oportun
415.596.1978
michael@cosmo-pr.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Interest income	$148.3	$124.8	$544.1	$448.8
Non-interest income	17.0	14.2	56.0	48.8
Total revenue	165.3	139.0	600.1	497.6
Less:
Interest expense	15.8	13.3	60.5	46.9
Provision (release) for loan losses	(0.7)	(3.5)	(4.5)	16.1
Net increase (decrease) in fair value	(18.7)	(11.1)	(97.2)	22.9
Net revenue	131.6	118.0	446.8	457.4

Operating expenses:
Technology and facilities	29.1	22.4	102.0	82.8
Sales and marketing	28.1	23.5	97.2	77.6
Personnel	24.2	17.3	90.6	63.3
Outsourcing and professional fees	14.4	16.8	57.2	52.7
General, administrative and other	4.6	3.1	15.4	10.8
Total operating expenses	100.5	83.2	362.4	287.3

Income before taxes	31.2	34.8	84.4	170.1
Income tax expense	8.0	9.5	22.8	46.7
Net income	$23.2	$25.3	$61.6	$123.4

Diluted Earnings per Common Share	$0.81	$1.01	$0.40	$4.47
Diluted Weighted Average Common Shares	28,526,725	3,567,622	10,761,852	3,715,103

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$72.2	$70.5
Restricted cash	64.0	58.7
Loans receivable at fair value	1,882.1	1,227.5
Loans receivable at amortized cost	42.5	323.8
Less:
Unamortized deferred origination costs and fees, net	(0.1)	(1.7)
Allowance for loan losses	(4.0)	(26.3)
Loans receivable at amortized cost, net	38.5	295.8
Loans held for sale	0.7	—
Interest and fees receivable, net	17.2	13.2
Right of use assets - operating	50.5	—
Deferred tax asset	1.6	1.0
Other assets	75.2	73.3
Total assets	$2,201.9	$1,739.9

Liabilities and stockholders' equity
Liabilities
Secured financing	$60.9	$85.3
Asset-backed notes at fair value	1,129.2	867.3
Asset-backed notes at amortized cost	359.1	357.7
Amount due to whole loan buyer	33.4	27.9
Lease liabilities	53.4	—
Deferred tax liabilities	24.9	13.9
Other liabilities	52.3	41.3
Total liabilities	1,713.1	1,393.4
Stockholders' equity
Convertible preferred stock	—	—
Convertible preferred stock, additional paid-in capital	—	257.9
Preferred stock	—	—
Preferred stock, additional paid-in capital	—	—
Common stock	—	—
Common stock, additional paid-in capital	418.3	44.4
Convertible preferred and common stock warrants	0.1	0.1
Accumulated other comprehensive loss	(0.2)	(0.1)
Retained earnings	76.7	52.7
Treasury stock	(6.1)	(8.4)
Total stockholders’ equity	488.8	346.5
Total liabilities and stockholders' equity	$2,201.9	$1,739.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$23.2	$25.3	$61.6	$123.4
Adjustments for non-cash items	22.0	21.2	105.9	9.0
Proceeds from sale of loans in excess of originations of loans sold and held for sale	14.7	12.2	35.8	35.9
Changes in balances of operating assets and liabilities	(8.8)	(20.6)	15.1	(29.9)
Net cash provided by operating activities	51.1	37.9	218.4	138.4

Cash flows from investing activities
Loan originations in excess of loan repayments received	(189.0)	(161.9)	(471.5)	(453.5)
Purchase of fixed assets	(3.1)	(6.9)	(8.9)	(14.6)
Capitalization of system development costs	(5.6)	(1.2)	(17.3)	(3.4)
Net cash used in investing activities	(197.7)	(170.1)	(497.7)	(471.4)

Cash flows from financing activities
Borrowings	62.0	724.0	394.0	1,344.2
Repayments	(0.2)	(555.7)	(169.3)	(975.7)
Net IPO proceeds and stock based activities	0.5	(1.2)	61.6	(0.4)
Net cash provided by financing activities	62.3	167.1	286.3	368.1

Net increase in cash and cash equivalents and restricted cash	(84.3)	34.9	7.0	35.0
Cash and cash equivalents and restricted cash beginning of period	220.4	94.3	129.2	94.2
Cash and cash equivalents and restricted cash end of period	$136.1	$129.2	$136.1	$129.2

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Aggregate Originations (1) (Millions)	$619.3	$531.2	$2,051.8	$1,759.9
Number of loans originated (1) (Actuals)	213,840	198,775	726,964	644,551
Active Customers (1) (Actuals)	793,254	695,697	793,254	695,697
Customer Acquisition Costs (1) (Actuals)	$131	$118	$134	$120
Owned Principal Balance at End of Period (1) (Millions)	$1,842.9	$1,501.3	$1,842.9	$1,501.3
Managed Principal Balance at End of Period (1) (Millions)	$2,199.0	$1,785.1	$2,199.0	$1,785.1
Average Daily Principal Balance (1) (Millions)	$1,769.2	$1,430.1	$1,624.3	$1,282.3
Charge-offs, net of recoveries (1) (Millions)	$40.2	$29.0	$134.8	$94.4
30+ delinquent balance at end of period (1) (Millions)	$73.9	$59.5	$73.9	$59.5
30+ Day Delinquency Rate (1) (%)	4.0%	4.0%	4.0%	4.0%
Annualized Net Charge-Off Rate (1) (%)	9.0%	8.1%	8.3%	7.4%
Operating Efficiency (%)	60.8%	59.9%	60.4%	57.7%
Adjusted Operating Efficiency (%)	57.8%	59.4%	57.2%	57.8%
Return on Equity (%)	19.5%	30.3%	14.7%	43.8%
Adjusted Return on Equity (%)	22.8%	16.1%	14.9%	13.2%
(1) Credit card amounts have been excluded from these metrics for the year ended December 31, 2019 because they are de minimis.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated February 27, 2020 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). These non-GAAP financial measures include FVPF total revenue, Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Efficiency and Adjusted Return on Equity.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Fair Value Pro Forma
Oportun has elected the fair value option to account for all loans held for investment that were originated on or after January 1, 2018, (the "Fair Value Loans"), and for all asset-backed notes issued on or after January 1, 2018, (the "Fair Value Notes"). The Company made this election because, for a fast-growing company that produces high-quality assets such as Oportun, fair value accounting brings its GAAP net income closer to the net cash flow generated by its business, and more in line with its more mature public peers. In order to facilitate comparisons to prior periods, the Company has provided financial information for the three months ended December 31, 2019 and for prior periods on a pro forma basis, or the Fair Value Pro Forma, as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income (loss), adjusted for the impact of our election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period-to-period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•
The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.

•	The Company believes it is useful to exclude stock-based compensation expense, net of income tax, because it is a non-cash charge.

•	The Company believes it is useful to exclude depreciation and amortization expense because it is a non-cash charge.

•	The Company excludes the impact of the litigation reserve because it does not believe that this item reflects ongoing business operations.

•
The Company also reverses origination fees for Fair Value Loans, net. As a result of Oportun's election of the fair value option for Fair Value Loans, the Company recognizes the full amount of any origination fees as revenue at the time of loan disbursement in advance of collection of origination fees through principal payments. As a result, the Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.

•	The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income
The Company defines Adjusted Net Income as net income (loss) adjusted for the impact of our election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and one-time, non-recurring items such as litigation reserves.

•
The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. We also include the impact of normalized income tax expense by applying the income tax rate noted in the table.

•	The Company believes it is useful to exclude stock-based compensation expense, net of income tax, because it is a non-cash charge.

•	The Company excludes the impact of the litigation reserve, net of tax, because it does not believe that this item reflects its ongoing business operations.

Adjusted Operating Efficiency
The Company defines Adjusted Operating Efficiency as total Fair Value Pro Forma operating expenses excluding stock-based compensation expense divided by Fair Value Pro Forma Total Revenue. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficient the Company is at managing costs relative to revenue.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by Fair Value Pro Forma average shareholders’ equity. The Company believes adjusted ROE is an important measure because it allows management, investors and Oportun's board of directors to evaluate the profitability of the business in relation to equity and how well the Company generates income from the equity available.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding. Weighted-average diluted common shares outstanding have been adjusted to reflect the conversion of all convertible preferred shares as of the beginning of each annual period.

Oportun Financial Corporation
FVPF CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Interest income	$148.2	$123.0	$542.4	$436.2
Non-interest income	17.0	14.2	56.0	48.8
Total revenue	165.2	137.2	598.4	485.0
Less:
Interest expense	15.4	12.8	59.1	44.0
Net increase (decrease) in fair value	(18.0)	(23.5)	(110.6)	(99.3)
Net revenue	131.8	100.9	428.7	341.6

Operating expenses:
Technology and facilities	29.1	22.4	102.0	82.8
Sales and marketing	28.1	23.5	97.2	77.6
Personnel	24.2	17.3	90.6	63.3
Outsourcing and professional fees	14.4	16.8	57.2	52.7
General, administrative and other	4.6	3.1	15.4	10.8
Total operating expenses	100.5	83.2	362.4	287.3

Income before taxes	31.3	17.7	66.2	54.3
Income tax expense	8.0	4.9	17.8	14.9
Net income	$23.3	$12.9	$48.4	$39.4

Adjusted Earnings per Common Share	$0.94	$0.62	$2.53	$1.92
Diluted Adjusted Weighted Average Common Shares	28,526,725	22,642,622	24,767,605	23,086,052

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$148.3	$(0.2)	$148.2	$124.8	$(1.8)	$123.0
Non-interest income	17.0	—	17.0	14.2	—	$14.2
Total revenue	165.3	(0.2)	165.2	139.0	(1.8)	137.2
Less:
Interest expense	15.8	(0.4)	15.4	13.3	(0.5)	12.8
Provision (release) for loan losses	(0.7)	0.7	—	(3.5)	3.5	—
Net decrease in fair value	(18.7)	0.7	(18.0)	(11.1)	(12.3)	(23.5)
Net revenue	131.6	0.2	131.8	118.0	(17.1)	100.9

Operating expenses:
Technology and facilities	29.1	—	29.1	22.4	—	22.4
Sales and marketing	28.1	—	28.1	23.5	—	23.5
Personnel	24.2	—	24.2	17.3	—	17.3
Outsourcing and professional fees	14.4	—	14.4	16.8	—	16.8
General, administrative and other	4.6	—	4.6	3.1	—	3.1
Total operating expenses	100.5	—	100.5	83.2	—	83.2

Income before taxes	31.2	0.2	31.3	34.8	(17.1)	17.7
Income tax expense	8.0	—	8.0	9.5	(4.7)	4.9
Net income	$23.2	$0.1	$23.3	$25.3	$(12.4)	$12.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Year Ended December 31, 2019			Year Ended December 31, 2018
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$544.1	$(1.8)	$542.4	$448.8	$(12.6)	$436.2
Non-interest income	56.0	—	56.0	48.8	—	48.8
Total revenue	600.1	(1.8)	598.4	497.6	(12.6)	485.0
Less:
Interest expense	60.5	(1.4)	59.1	46.9	(2.9)	44.0
Provision (release) for loan losses	(4.5)	4.5	—	16.1	(16.1)	—
Net increase (decrease) in fair value	(97.2)	(13.4)	(110.6)	22.9	(122.2)	(99.3)
Net revenue	446.8	(18.2)	428.7	457.4	(115.8)	341.6

Operating expenses:
Technology and facilities	102.0	—	102.0	82.8	—	82.8
Sales and marketing	97.2	—	97.2	77.6	—	77.6
Personnel	90.6	—	90.6	63.3	—	63.3
Outsourcing and professional fees	57.2	—	57.2	52.7	—	52.7
General, administrative and other	15.4	—	15.4	10.8	—	10.8
Total operating expenses	362.4	—	362.4	287.3	—	287.3

Income before taxes	84.4	(18.2)	66.2	170.1	(115.8)	54.3
Income tax expense	22.8	(5.0)	17.8	46.7	(31.8)	14.9
Net income	$61.6	$(13.2)	$48.4	$123.4	$(84.0)	$39.4

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$72.2	$70.5
Restricted cash	64.0	58.7
Loans receivable	1,925.6	1,544.4
Other assets	138.6	85.0
Total assets	2,200.3	1,758.6

Liabilities
Total debt	1,550.8	1,310.0
Other liabilities	162.3	90.4
Total liabilities	1,713.0	1,400.4
Total stockholder's equity	487.3	358.2
Total liabilities and stockholders' equity	$2,200.3	$1,758.6

	December 31, 2019			December 31, 2018
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Assets
Cash and cash equivalents	$72.2	$—	$72.2	$70.5	$—	$70.5
Restricted cash	64.0	—	64.0	58.7	—	58.7
Loans receivable	1,920.6	5.0	1,925.6	1,523.3	21.2	1,544.4
Other assets	145.2	(6.6)	138.6	87.5	(2.5)	85.0
Total assets	2,201.9	(1.6)	2,200.3	1,739.9	18.7	1,758.6

Liabilities
Total debt	1,549.2	1.6	1,550.8	1,310.3	(0.3)	1,310.0
Other liabilities	163.9	(1.6)	162.3	83.1	7.3	90.4
Total liabilities	1,713.1	(0.1)	1,713.0	1,393.4	7.0	1,400.4
Total stockholder's equity	488.8	(1.5)	487.3	346.5	11.7	358.2
Total liabilities and stockholders' equity	$2,201.9	$(1.6)	$2,200.3	$1,739.9	$18.7	$1,758.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Adjusted EBITDA	2019	2018	2019	2018
Net income	$23.2	$25.3	$61.6	$123.4
Adjustments:
Fair Value Pro Forma net income adjustment	0.1	(12.4)	(13.2)	(84.0)
Income tax expense	8.0	4.9	17.8	14.9
Depreciation and amortization	4.4	3.1	14.1	11.8
Stock-based compensation expense	4.0	1.7	19.2	6.8
Litigation reserve	0.9	—	0.9	—
Origination fees for Fair Value Loans, net	(1.5)	(1.9)	(1.9)	(3.6)
Fair value mark-to-market adjustment	(22.2)	(5.6)	(24.2)	4.9
Adjusted EBITDA	$17.0	$15.2	$74.3	$74.3

	Three Months Ended December 31,		Year Ended December 31,
Adjusted Net Income	2019	2018	2019	2018
Net income	$23.2	$25.3	$61.6	$123.4
Adjustments:
Fair Value Pro Forma net income adjustment	0.1	(12.4)	(13.2)	(84.0)
Income tax expense	8.0	4.9	17.8	14.9
Stock-based compensation expense	4.0	1.7	19.2	6.8
Litigation reserve	0.9	—	0.9	—
Adjusted income before taxes	36.2	19.5	86.3	61.1
Normalized income tax expense	9.3	5.3	23.5	16.8
Adjusted Net Income	$26.9	$14.1	$62.8	$44.3

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
GAAP Earnings per Share	2019	2018	2019	2018
Net income	$23.2	$25.3	$61.6	$123.4
Less: Additional common stock issued to Series G shareholders	—	—	(37.5)	—
Less: Net income allocated to participating securities (1)	—	(21.7)	(19.9)	(106.8)
Net income attributable to common stockholders	$23.2	$3.6	$4.3	$16.6

Basic weighted-average common shares outstanding	27,001,893	2,931,443	9,347,103	2,585,405
Weighted average effect of dilutive securities:
Stock options	1,104,961	622,825	1,300,758	1,114,816
Restricted stock units	406,684	—	101,671	—
Warrants	13,187	13,354	12,320	14,882
Diluted weighted-average common shares outstanding	28,526,725	3,567,622	10,761,852	3,715,103

Earnings per share:
Basic	$0.86	$1.23	$0.46	$6.42
Diluted	$0.81	$1.01	$0.40	$4.47

	Three Months Ended December 31,		Year Ended December 31,
Adjusted Earnings Per Share	2019	2018	2019	2018
Diluted earnings per share	$0.81	$1.01	$0.40	$4.47

Adjusted Net Income	$26.9	$14.1	$62.8	$44.3

Basic weighted-average common shares outstanding	27,001,893	2,931,443	9,347,103	2,585,405
Weighted-average common shares outstanding based on assumed convertible preferred conversion	—	19,075,000	14,005,753	19,370,949
Weighted average effect of dilutive securities:
Stock options	1,104,961	622,825	1,300,758	1,114,816
Restricted stock units	406,684	—	101,671	—
Warrants	13,187	13,354	12,320	14,882
Diluted adjusted weighted-average common shares outstanding	28,526,725	22,642,622	24,767,605	23,086,052

Adjusted Earnings Per Share	$0.94	$0.62	$2.53	$1.92
(1) In a period of net income, both earnings and dividends (if any) are allocated to participating securities. In a period of net loss, only dividends (if any) are allocated to participating securities.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	1Q 2020		FY 2020
	Low	High	Low	High
Fair Value Pro Forma Total Revenue
Total revenue	$163.0	$165.0	$725.0	$735.0
Adjustments:	—	—	—	—
Fair Value Pro Forma Total Revenue	$163.0	$165.0	$725.0	$735.0

	1Q 2020		FY 2020
	Low	High	Low	High
Adjusted EBITDA
Net income	$2.0	$3.6	$54.0	$58.0
Adjustments:
Fair Value Pro Forma net income adjustment	0.1	0.2	0.6	1.6
Income tax expense	0.8	1.4	20.7	22.6
Depreciation and amortization	5.0	5.1	22.6	23.6
Stock-based compensation expense	4.0	4.5	18.5	19.9
Origination fees for Fair Value Loans, net	1.1	1.3	(4.0)	(3.0)
Fair value mark-to-market adjustment	2.0	0.9	(26.4)	(30.7)
Adjusted EBITDA	$15.0	$17.0	$86.0	$92.0

	1Q 2020		FY 2020
	Low	High	Low	Low
Adjusted Net Income
Net income	$2.0	$3.6	$54.0	$58.0
Adjustments:
Fair Value Pro Forma net income adjustment	0.1	0.2	0.6	1.6
Income tax expense	0.8	1.4	20.7	22.6
Stock-based compensation expense	4.0	4.5	18.5	19.9
Adjusted income before taxes	6.9	9.7	93.8	102.1
Normalized income tax expense	1.9	2.7	25.8	28.1
Adjusted Net Income	$5.0	$7.0	$68.0	$74.0

Note: Numbers may not foot or cross-foot due to rounding.